UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2007

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Pursuant to a Form 8-K Filed on March 26, 2007, the Company reported that Kings Road Investments Ltd., an investment vehicle managed by Polygon Investment Partners LP, Portside Growth and Opportunity Fund, LBI Group Inc., and Castlerigg Master Investments Ltd., an investment vehicle managed by Sandell Asset Management Corp (collectively, the "Holders"), have alleged various events of default and have demanded redemption of the $30 million convertible notes held by the Holders, plus a premium and default interest aggregating $9,254,000.

By separate letters, issued on or after March 30, 2007, the Holders have alleged an additional event of default based on the failure of the Company to timely effect registration of shares of the Company's stock.

The Company strongly disputes all of the alleged events of default. The Company is in discussions with the holders of the Notes in an attempt to resolve these issues.

The notes and the transactions by which the notes were issued are described in the Company's Current Report on Form 8-K filed on March 9, 2006.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because statements iclude risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

April 5, 2007	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President